Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
KIOR, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
          Kior, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
     DOES HEREBY CERTIFY:
          1. That the name of this corporation is Kior, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on July 23, 2007 under the name Bio Catalytic Cracking Inc.
          2. That the Board of Directors duly adopted resolutions proposing to amend and restate the provisions of the Amended and Restated Certificate of Incorporation of this corporation in accordance with Sections 242 and 245 of the General Corporation Law, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
          RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
          FIRST: The name of this corporation is Kior, Inc., (the “Corporation”)
          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 63,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), (ii) 35,400,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (iii) 41,500,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).
     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. CLASS A COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
     2. Voting. The holders of the Class A Common Stock are entitled to one vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting.
     3. Redemption. The Class A Common Stock is not redeemable by any holder thereof.
     4. Authorized Shares. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     5. Dividends. Subject to the rights of holders of Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Common Stock, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. In no event shall the Corporation authorize or issue dividends or other distributions on shares of Common Stock payable in shares of Common Stock without authorizing and issuing a corresponding and proportionate dividend or other distribution on shares of Class A Common Stock payable in shares of Class A Common Stock.
B. COMMON STOCK
     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
     2. Voting Rights. Each holder of shares of Common Stock shall be entitled to the number of votes equal to the whole number of shares of Class A Common Stock into which such shares of Common Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter times ten (10). The holders of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and any other matter submitted to the vote of stockholders and shall vote with the holders of Class

A Common Stock together as one class on all matters to which they are entitled to vote except as to those matters required by law to be submitted to a separate class vote.
     3. Conversion Rights. The holders of the Common Stock shall have conversion rights as follows:
          3.1 Right to Convert. Each share of Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Class A Common Stock.
          3.2 Automatic Conversion.
               3.2.1 As used in this Section 3.2, the following terms shall have the following meanings:
                    (a) “Common Stockholder” shall mean (A) the registered holder of a share of Common Stock at the time that the Corporation consummates an initial public offering of its capital stock (the “Effective Time”) and (B) the initial registered holder of any shares of Common Stock that were originally issued by the Corporation after the Effective Time.
                    (b) “Permitted Entity” shall mean, with respect to any individual Common Stockholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 3.2.2 established by or for such individual Common Stockholder, so long as such entity meets the requirements of the exception set forth in Section 3.2.2 applicable to such entity.
                    (c) “Transfer” of a share of Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 3.2.1:
                         (i) the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;
                         (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Common Stockholders, that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the Common Stockholder at any time and (z) does not involve any payment of cash, securities, property or other consideration to the Common Stockholder other than the mutual promise to vote shares in a designated manner; or
                         (iii) the pledge of shares of Common Stock by a Common Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Common Stockholder continues to exercise Voting

Control over such pledged shares; provided, however, that a foreclosure on such shares of Common Stock or other similar action by the pledgee shall constitute a “Transfer.”
                    (d) “Voting Control” with respect to a share of Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Common Stock by proxy, voting agreement or otherwise.
               3.2.2 Each share of Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer:
                    (a) by a Common Stockholder who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Common Stockholder and/or any other Permitted Entity established by or for such Common Stockholder:
                         (i) a trust for the benefit of such Common Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Common Stockholder and, provided, further, that in the event such Common Stockholder is no longer the exclusive beneficiary of such trust, each share of Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (ii) a trust for the benefit of persons other than the Common Stockholder so long as the Common Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Common Stockholder, and, provided, further, that in the event the Common Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such trust, each share of Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (iii) a trust under the terms of which such Common Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code and/or a reversionary interest so long as the Common Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such trust; provided, however, that in the event the Common Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such trust, each share of Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (iv) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Common Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Common Stockholder has sole dispositive power and exclusive

Voting Control with respect to the shares of Common Stock held in such account, plan or trust, and provided, further, that in the event the Common Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such account, plan or trust, each share of Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (v) a corporation in which such Common Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Common Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such corporation; provided that in the event the Common Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Common Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such corporation, each share of Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
                         (vi) a partnership in which such Common Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Common Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such partnership; provided that in the event the Common Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Common Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such partnership, each share of Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or
                         (vii) a limited liability company in which such Common Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Common Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such limited liability company; provided that in the event the Common Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Common Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Common Stock held by such limited liability company, each share of Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.
                     Notwithstanding the foregoing, if the shares of Common Stock held by the Permitted Entity of a Common Stockholder would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code) upon the death of such Common Stockholder, and the Transfer of shares of Common Stock by such Common Stockholder to the Permitted Entity did not involve a bona fide sale for adequate and full consideration in money or money’s worth (as contemplated by Section 2036(a) of the Code), then such shares will not automatically convert to Class A Common Stock if the Common Stockholder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code upon the death of such Common Stockholder (such time is referred to as the “Voting Shift”). If the Common Stockholder does not, within five (5) business days following the mailing of the Corporation’s proxy statement for the first annual or special meeting of stockholders following the Voting Shift, directly or indirectly through one or more Permitted Entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Common Stock, each such share of Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock. In the event of a conversion of shares of Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(a), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (b) by a Common Stockholder that is a partnership, or a nominee for a partnership, which partnership beneficially held more than five percent (5%) of the total outstanding shares of Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a partner of such partnership pro rata in accordance with their ownership interests in the partnership and the terms of any applicable partnership or similar agreement binding the partnership at the Effective Time, and any further Transfer(s) by any such partner that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company at the Effective Time. All shares of Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(b), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (c) by a Common Stockholder that is a limited liability company, or a nominee for a limited liability company, which limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a member of such limited liability company pro rata in accordance with their ownership interests in the company and the terms of any applicable agreement binding the company and its members at the Effective Time, and any further Transfer(s) by any such member that is a partnership or limited liability company to any person or entity that was at such time a partner or member of such partnership or limited liability company pro rata in accordance with their ownership interests in the partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company. All shares of Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(c), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
                    (d) by a Common Stockholder that is a corporation, which corporation beneficially held more than five percent (5%) of the total outstanding shares of Common Stock as of the Effective Time, to any person or entity that, at the Effective Time, was a stockholder of such corporation, pro rata in accordance with their ownership interests in the corporation. All shares of Common Stock held by affiliated entities shall be aggregated together for the purposes of determining the satisfaction of such five percent (5%) threshold. In the event of a conversion of shares of Common Stock to shares of Class A Common Stock pursuant to this Section 3.2.2(d), such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred.
               3.2.3 Each share of Common Stock held of record by a Common Stockholder who is a natural person, or by such Common Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Common Stockholder.
               3.2.4 Subject to the voting requirements of Section D.3.3 hereof, each share of Common Stock shall be automatically converted into one share of Class A Common Stock upon the affirmative vote of the holders of at least a majority of the shares of Common Stock then outstanding (including for purposes of this Section 3.2.4, shares of Common Stock issuable upon conversion of all shares of Preferred Stock then outstanding). The occurrence of an automatic conversion event as described in this Section 3.2 shall be referred to herein as a “Common Conversion Event.”
               3.2.5 Miscellaneous.
                    (a) Administration. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Common Stock to Class A Common Stock and the general administration of this dual class Common Stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Common Stock shall be conclusive.
                    (b) No Reissuance. Upon any conversion of Common Stock to Class A Common Stock, all rights of the holder of shares of Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Common Stock that are converted into shares of Class A Common Stock as provided in this Section 3.2 shall be retired and may not be reissued.
          3.3 Mechanics of Conversion.
               3.3.1 Voluntary Conversion. In order for a holder of Common Stock to voluntarily convert shares of Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The Corporation shall, as soon as practicable after receipt of certificates representing shares of Common Stock, issue and deliver at such office to such holder of Common Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled.
               3.3.2 Automatic Conversion. In the event of an automatic conversion of Common Stock to Class A Common Stock, on the date of such automatic conversion, such shares of Common Stock shall be deemed to have been converted into shares of Class A Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Common Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the surrender of the certificate or certificates for Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof. All certificates evidencing shares of Common Stock which are required to be surrendered for conversion in accordance with the provisions of this paragraph shall, be deemed to have been retired and cancelled and the shares of Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.
          3.4 No Fractional Shares and Certificate as to Adjustments. No fractional shares of Class A Common Stock shall be issued upon conversion of Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Class A Common Stock as determined by the Board of Directors. For such purpose, all shares of Common Stock held by each holder of Common Stock shall be aggregated, and any resulting fractional share of Class A Common Stock shall be paid in cash. If such conversion of Common Stock shall be into shares of Class A Common Stock and such holder of Common Stock also holds shares of Preferred Stock to be converted into shares of Class A Common Stock, then all shares of Preferred Stock and Common Stock held shall be aggregated on an as-converted basis for the purpose of determining the number and value of fractional shares for which cash shall be paid.

          3.5 Reservation of Class A Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.
          3.6 Equal Status. Except as expressly provided herein, Common Stock and Class A Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
     4. Redemption. The Common Stock is not redeemable by any holder thereof.
     5. Authorized Shares. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one ore more series of Preferred Stock that may be required by the terms of the Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     6. Dividends. Subject to the rights of holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class A Common Stock, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. In no event shall the Corporation authorize or issue dividends or other distributions on shares of Class A Common Stock payable in shares of Class A Common Stock without authorizing and issuing a corresponding and proportionate dividend or other distribution on shares of Common Stock payable in shares of Common Stock.
C. PREFERRED STOCK
     The Preferred Stock shall have the terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein.
D. TERMS OF THE PREFERRED STOCK
     Twelve Million (12,000,000) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” Ten Million Five Hundred Thousand (10,500,000) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock,” Twelve Million Five Hundred Thousand (12,500,000) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” and Six Million Five Hundred Thousand (6,500,000) shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock.” The Series A

Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are collectively referred to herein as the “Preferred Stock.” The Series A Preferred Stock and Series A-1 Preferred Stock are collectively referred to herein as the “Existing Preferred.” The Preferred Stock has the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.
     1. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock or Class A Common Stock (other than dividends on shares of Common Stock or Class A Common Stock, as the case may be, payable in shares of Common Stock or Class A Common Stock, as the case may be) in any year unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) (a) the holders of the Series A Preferred Stock then outstanding shall first receive a dividend on each such outstanding share of Series A Preferred Stock in an amount at least equal to $0.0293 per share on each such outstanding share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), (b) the holders of the Series A-1 Preferred Stock then outstanding shall first receive a dividend on each such outstanding share of Series A-1 Preferred Stock in an amount at least equal to $0.0778 per share on each such outstanding share of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (c) the holders of the Series B Preferred Stock then outstanding shall first receive a dividend on each such outstanding share of Series B Preferred Stock in an amount at least equal to $0.7842 per share on each such outstanding share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (d) the holders of the Series C Preferred Stock then outstanding shall first receive a dividend on each such outstanding share of Series C Preferred Stock in an amount at least equal to $0.7842 per share on each such outstanding share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (collectively, the “Preferred Dividends”). The foregoing dividends shall not be cumulative and shall be paid when and if declared by the Board of Directors of the Corporation. No additional dividend shall be declared or paid with respect to any share of Common Stock or Class A Common Stock unless such dividend is also declared or paid on a pro rata basis with respect to all shares of Preferred Stock.
     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
          2.1 Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Class A Common Stock or Common Stock by reason of their ownership thereof, an amount per share equal to one times the Series A Original Issue Price, Series A-1 Original Issue Price, Series B Original Issue Price or Series C Original Issue Price (each as defined below), as the case may be, for each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock

and Series C Preferred Stock, plus any dividends declared but unpaid thereon (the amount payable pursuant to this sentence is hereinafter referred to as the “Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $0.365 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Original Issue Price” shall mean $0.973 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series B Original Issue Price” shall mean $9.804 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $9.804 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.
          2.2 Payments to Holders of Class A Common Stock and Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Class A Common Stock and Common Stock, pro rata based on the number of shares held by each such holder.
          2.3 Deemed Liquidation Events.
               2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Preferred Stock, voting exclusively and as a separate class, elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:
                    (a) a merger or consolidation in which
                         (i) the Corporation is a constituent party or
                         (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation

(provided that, for the purpose of this Subsection 2.3.1, all shares of Class A Common Stock or Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Class A Common Stock or Common Stock, as the case may be, are converted or exchanged);
                    (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or
                    (c) any other transaction which results in the holders of the Corporation’s outstanding capital stock, as of immediately prior to such transaction, owning less than 50% of the voting power of the Corporation’s outstanding capital stock immediately after such transaction; provided, however, that an equity financing transaction primarily for capital raising purposes, in which the Corporation is the surviving corporation and does not (directly or through a subsidiary) receive any assets other than cash and rights to receive cash shall not be deemed a Deemed Liquidation Event.
               2.3.2 Effecting a Deemed Liquidation Event.
                    (a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.
                    (b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Preferred Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
               2.3.3 Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 2.3.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
                    (a) For securities not subject to investment letters or other similar restrictions on free marketability,
                         (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-period ending three days prior to the closing of such transaction;
                         (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or
                         (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
                    (b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.
               2.3.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, the Merger Agreement shall provide that (a) the portion of such consideration that is placed in escrow shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration payable to each stockholder (such that each stockholder has the same percentage of the total consideration payable to it placed into escrow) and (b) the portion of such consideration that is not placed in escrow shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the total consideration payable to the stockholders of the Corporation, without deduction for the escrowed amount, were being paid to the stockholders of the Corporation.
     3. Voting.
          3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Existing Preferred shall be entitled to cast the number of votes equal to the whole number of shares of Common Stock into which such shares of Existing Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter times ten (10). On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to cast the number of votes equal to the whole number of shares of Class A Common Stock into which such shares of Series B Preferred Stock or Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7, holders of Preferred Stock shall vote together with the holders of Class A Common Stock and Common Stock as a single class.
          3.2 Election of Directors.
               3.2.1 The size of the Board of Directors shall be set and remain at nine (9) directors. The holders of record of the shares of Existing Preferred, exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation (the “Series A Directors”). The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”). The holders of record of the shares of Class A Common Stock and Common Stock, voting together exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding three sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Existing Preferred, Series B Preferred Stock or Class A Common Stock and Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this Subsection 3.2.1, then any directorship not so filled shall remain vacant until such time as the holders of the Existing Preferred, Series B Preferred Stock or Class A Common Stock and Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Existing Preferred, the Series B Preferred Stock, the Series C Preferred Stock and the Class A Common Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2.1, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.1. The rights of the holders of the Existing Preferred under the second sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding less than 2,000,000 shares of Existing Preferred (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Existing Preferred). The rights of the holders of the Series B Preferred Stock under the third sentence of this Subsection 3.2.1 shall terminate on the first date following the Original Issue Date (as defined below) on which there are issued and outstanding less than 600,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock).
          3.3 Preferred Stock Protective Provisions. At any time when at least 2,000,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (in addition to any other vote required by law or the Certificate of Incorporation), do any of the following:
                    (a) alter, amend or change the rights, preferences or privileges of the Preferred Stock;
                    (b) increase or decrease the authorized number of shares of Common Stock, the authorized number of shares of Class A Common Stock or the authorized number of shares of Preferred Stock;
                    (c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to each outstanding series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and voting rights;
                    (d) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the original purchase price;
                    (e) pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation;

                    (f) increase or decrease the authorized number of directors constituting the Board of Directors;
                    (g) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing; or
                    (h) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation.
          3.4 Series A Preferred Stock Protective Provisions. At any time when at least 1,000,000 shares of the Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (in addition to any other vote required by law or the Certificate of Incorporation), effect an amendment of the Certificate of Incorporation that would alter, amend or change the rights, preferences, powers or privileges of the Series A Preferred Stock.
          3.5 Series A-1 Preferred Stock Protective Provisions. At any time when at least 880,000 shares of the Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (in addition to any other vote required by law or the Certificate of Incorporation), effect an amendment of the Certificate of Incorporation that would alter, amend or change the rights, preferences, powers or privileges of the Series A-1 Preferred Stock.
          3.6 Series B Preferred Stock Protective Provisions. At any time when at least 600,000 shares of the Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (in addition to any other vote required by law or the Certificate of Incorporation), effect an amendment of the Certificate of Incorporation of the Corporation that would alter, amend or change the rights, preferences, powers and privileges of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock in a disproportionate manner than any other series of Preferred Stock.
          3.7 Series C Preferred Stock Protective Provisions. At any time when shares of the Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the written consent or affirmative vote of the holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (in addition to any other vote required by law or the Certificate of Incorporation), effect an amendment of the Certificate of Incorporation of the Corporation that would alter, amend or change the rights, preferences, powers and privileges of the Series C Preferred Stock so as to adversely affect the Series C Preferred Stock in a disproportionate manner than any other series of Preferred Stock.
     4. Optional Conversion.
     The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          4.1 Right to Convert.
               4.1.1 Conversion Ratio.
                    (a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock, or if all shares of Common Stock have been converted into Class A Common Stock, Class A Common Stock, as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price.
                    (b) Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock, or if all shares of Common Stock have been converted into Class A Common Stock, Class A Common Stock, as is determined by dividing the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-1 Conversion Price” shall initially be equal to the Series A-1 Original Issue Price.
                    (c) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price.
                    (d) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. Until the first to occur of November 1, 2011 or a Pricing Event, the “Series C Conversion Price” shall be equal to the Series C Original Issue Price, subject to the adjustment provisions of Subsection 4.1.2 and

Sections 4.5 through 4.7. Thereafter, the Series C Original Issue Price (i) shall no longer be subject to the adjustment provisions of Subsection 4.1.2, (ii) shall remain subject to the adjustment provisions of Sections 4.5 through 4.7 and (iii) shall be subject to the adjustment provisions of Section 4.4 and 4.8 hereof.
                    (e) The Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price and the Series C Conversion Price are collectively referred to herein as the “Conversion Price.” Such initial Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be converted into shares of Class A Common Stock or Common Stock, as the case may be, shall be subject to adjustment as provided below.
               4.1.2 Special Series C Conversion Price Adjustments.
                    (a) In the event the Corporation shall, at any time after the Original Issue Date (as defined below) but on or before October 31, 2011, consummate (i) a sale of shares of Class A Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualifying IPO”) or (ii) a Deemed Liquidation Event (each, a “Pricing Event”), then the Series C Conversion Price shall be adjusted, immediately prior to such Pricing Event, to the price (calculated to the nearest one-hundredth of a cent) per share equal to eighty percent (80%) of the price per share of the Class A Common Stock of the Corporation paid in such Pricing Event, assuming for the purposes of such calculation for a Deemed Liquidation Event all shares of Preferred Stock are converted into Class A Common Stock (including the shares of Series C Preferred Stock then outstanding); provided that if the price per share of the Class A Common Stock of the Corporation paid in such Pricing Event on or before October 31, 2011 is equal to or greater than $9.804 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the Series C Conversion Price shall not be adjusted to less than $9.804 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); provided, further, that if the price per share of the Class A Common Stock of the Corporation issued in a Qualifying IPO on or before October 31, 2011 is less than $9.804 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), then the Series C Conversion Price shall be immediately adjusted to such price.
                    (b) In the event that the Corporation does not consummate a Pricing Event by October 31, 2011, thereafter the Series C Conversion Price shall be subject to adjustment as provided below.
               4.1.3 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

          4.2 Fractional Shares. No fractional shares of Class A Common Stock or Common Stock, as the case may be, shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock or Common Stock, as the case may be, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock or Common Stock, as the case may be, and the aggregate number of shares of Class A Common Stock or Common Stock, as the case may be, issuable upon such conversion.
          4.3 Mechanics of Conversion.
               4.3.1 Notice of Conversion. Except as expressly limited in Subsection 4.1.1(d), in order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock or Common Stock, as the case may be, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock or Common Stock, as the case may be, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock or Common Stock, as the case may be, issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock or Common Stock, as the case may be, issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock or Common Stock, as the case may be, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock or Common Stock, as the case may be, otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Preferred Stock converted.
               4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock and Common Stock, as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock or Common Stock, as the case may be, shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Class A Common Stock or Common Stock, as the case may be, issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock or Common Stock, as the case may be, at such adjusted Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable.
               4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock or Common Stock, as the case may be, in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
               4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, surrendered for conversion or on the Class A Common Stock or Common Stock, as the case may be, delivered upon conversion.
               4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock or Common Stock, as the case may be, upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock or Common Stock, as the case may be, in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
          4.4 Adjustments to Conversion Price for Diluting Issues.

               4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
                    (a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Common Stock or Convertible Securities.
                    (b) “Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.
                    (c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common Stock or Common Stock, but excluding Options.
                    (d) “Additional Shares of Common Stock” shall mean all shares of Class A Common Stock or Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than the following shares of Class A Common Stock and Common Stock, and shares of Class A Common Stock and Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):
                         (i) shares of Class A Common Stock or Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;
                         (ii) shares of Class A Common Stock or Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Class A Common Stock or Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
                         (iii) shares of Class A Common Stock or Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;
                         (iv) shares of Class A Common Stock or Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Class A Common Stock or Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or
                         (v) shares of Class A Common Stock or Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation.
               4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional

Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Preferred Stock, voting exclusively and as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
               4.4.3 Deemed Issue of Additional Shares of Common Stock.
                    (a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A Common Stock or Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Class A Common Stock or Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing and subject to Subsection 4.1.2, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

                    (c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Class A Common Stock or Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series A-1 Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
                    (e) If the number of shares of Class A Common Stock or Common Stock, as the case may be, issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Class A Common Stock or Common Stock, as the case may be, issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, that such issuance or amendment took place at the time such calculation can first be made.
               4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.
                    (a) In the event the Corporation shall, at any time after the Original Issue Date but before the date on which the Corporation consummates a Qualifying IPO, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series B Conversion Price and Series C Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price and Series C Conversion Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest one-hundredth of a cent) per share received by the Corporation for such issue or deemed issue of Additional Shares of Common Stock; provided that in no event shall the Series B Conversion Price and Series C Conversion Price be reduced below a price per share calculated by dividing (i) $400,000,000 by (ii) the number of shares of Class A Common Stock and Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Class A Common Stock or Common Stock issuable upon exercise of Options outstanding or otherwise reserved for issuance pursuant to stock option plans approved by the Board of Directors of the Corporation immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue) (such adjustment, if applicable, the “Maximum Adjustment”).
                    (b) In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price or the Series A-1 Conversion Price, and with respect to the Series B Preferred Stock and Series C Preferred Stock, from and after the closing of a transaction resulting in a Maximum Adjustment, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
                         (i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

                         (ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
                         (iii) “A” shall mean the number of shares of Class A Common Stock and Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Class A Common Stock or Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
                         (iv) “B” shall mean the number of shares of Class A Common Stock and Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
                         (v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
               4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (a) Cash and Property: Such consideration shall:
                         (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
                         (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
                         (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
                    (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing
                         (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                         (ii) the maximum number of shares of Class A Common Stock and Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
               4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Class A Common Stock or Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 60 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
          4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Class A Common Stock and Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock or Common Stock, as the case may be, issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock and Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class A Common Stock and Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock and Common Stock, as the case may be, issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock and Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
          4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock or Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock or Common Stock in additional shares of Class A Common Stock or Common Stock, then and in each such event the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect by a fraction:
                    (1) the numerator of which shall be the total number of shares of Class A Common Stock and Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
                    (2) the denominator of which shall be the total number of shares of Class A Common Stock and Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock and Common Stock issuable in payment of such dividend or distribution.
          Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price and Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock or Common Stock in a number equal to the number of shares of Class A Common Stock or Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
          Notwithstanding anything else herein to the contrary, in no event shall the outstanding shares of Class A Common Stock be subdivided, combined or consolidated without a corresponding and proportionate subdivision, combination or consolidation of the Common Stock. Similarly, in no event shall the outstanding shares of Common Stock be subdivided, combined or consolidated without a corresponding and proportionate subdivision, combination or consolidation of the Class A Common Stock.
          4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock or Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock and other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Class A Common Stock or Common Stock, as the case may be, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Class A Common Stock or Common Stock, as the case may be, on the date of such event.
          4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock or Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Class A Common Stock or Common Stock, as the case may be, into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock or Common Stock, as the case may be, of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.
          Notwithstanding anything else herein to the contrary, in no event shall the outstanding shares of Class A Common Stock be adjusted for any reorganization, recapitalization, reclassification, consolidation or merger without a corresponding and proportionate adjustment of the Common Stock. Similarly, in no event shall the outstanding shares of Common Stock be adjusted for any reorganization, recapitalization, reclassification, consolidation or merger without a corresponding and proportionate subdivision, combination or consolidation of the Class A Common Stock.
          4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series C Conversion Price then in effect, and (ii) the number of shares of Class A Common Stock or Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

          4.10 Notice of Record Date. In the event:
                    (a) the Corporation shall take a record of the holders of its Class A Common Stock or Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
                    (b) of any capital reorganization of the Corporation, any reclassification of the Class A Common Stock or Common Stock of the Corporation, or any Deemed Liquidation Event; or
                    (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock or Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Class A Common Stock or Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Class A Common Stock and Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
     5. Mandatory Conversion.
          5.1 Trigger Events.
               5.1.1 Upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting exclusively and as a separate class, all, but not less than all, of the outstanding shares of Existing Preferred shall automatically be converted into shares of Common Stock and all, but not less than all, of the shares of Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock, and such shares of Preferred Stock may not be reissued by the Corporation.
               5.1.2 Upon the closing of a Qualifying IPO, all of the outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock or Class A Common Stock, as the case may be, and such shares of Preferred Stock may not be reissued by the Corporation.
               5.1.3 Upon the date and time or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of

Existing Preferred, voting exclusively and as a separate class, all of the outstanding shares of Existing Preferred shall automatically be converted into shares of Common Stock and such shares of Existing Preferred may not be reissued by the Corporation.
               5.1.4 Upon the date and time or the occurrence of an event, specified by vote or written consent of the holders of at least seventy percent (70%) of the then outstanding shares of Series B Preferred Stock, voting exclusively and as a separate class, all of the outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Class A Common Stock and such shares of Series B Preferred Stock may not be reissued by the Corporation.
               5.1.5 Upon the date and time or the occurrence of an event, specified by vote or written consent of the holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock, voting exclusively and as a separate class, all of the outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Class A Common Stock and such shares of Series C Preferred Stock may not be reissued by the Corporation.
               5.1.6 Each of the respective, dates, times, or occurrence of an event, as applicable, are referred to as a “Mandatory Conversion Time.”
          5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of any applicable Mandatory Conversion Time and the place designated for mandatory conversion of such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the applicable Mandatory Conversion Time. Upon receipt of any applicable notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock or Common Stock, as the case may be), will terminate at the applicable Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the applicable Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock or Common Stock, as the case may be, issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class A Common Stock or Common Stock, as the case may be, otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
     6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
     7. Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding.
     8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
          FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
          SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
          SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
          EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
          NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
          TENTH: The following indemnification provisions shall apply to the persons enumerated below.
     1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.
     2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.
     3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.
     5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
     6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
     8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.
     9. Amendment or Repeal. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators to the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

          ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
          TWELFTH: In connection with repurchases by the Corporation of its Class A Common Stock or Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.
          3. That the foregoing amendment and restatement was approved by the holders of the requisite number of Shares of this corporation in accordance with Section 228 of the General Corporation Law.
          4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21 day of April, 2011.

By:	/s/ Fred Cannon
Fred Cannon, President

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